[Logo of CBRL Group, Inc.]                              Post Office Box 787
                                                        Lebanon, Tennessee
                                                                37088-0787
                                                        Phone 615.443.9869

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CBRL Group, Inc.
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                                                Contact: Lawrence E. White
                                                         Senior Vice President/
                                                            Finance and
                                                         Chief Financial Officer

                     CBRL GROUP, INC. REPORTS NOVEMBER SALES

LEBANON, Tenn. (November 29, 2005) -- CBRL Group, Inc. (the "Company") (Nasdaq: CBRL) today reported comparable store sales for the four-week period ending November 25, 2005.

     The Company reported that comparable store restaurant sales for the four weeks ending Friday, November 25, 2005 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up 0.2% from the comparable period last year, with an approximately 2.8% higher average check, including approximately 2.4% higher average menu pricing. Cracker Barrel comparable store retail sales in November were down 12.2%. The Company noted that it did not see improvements in retail sales trends during the Thanksgiving holiday weekend. Comparable restaurant sales in the Company's Logan's Roadhouse(R) ("Logan's") restaurants in November were up 1.8%, with an approximately 4.2% higher average check, including approximately 2.9% higher average menu pricing. The Company also noted that comparable restaurant sales results for Cracker Barrel and Logan's in fiscal November benefited slightly from the shift of Halloween from Sunday last year to Monday this year.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 538 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 129 company-operated and 24 franchised Logan's Roadhouse restaurants in 19 states.

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